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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JUNE 27, 2003





                                 TOM BROWN, INC.
             (Exact name of registrant as specified in its charter)



               DELAWARE                                001-31308                             95-1949781
    (State or other jurisdiction of            (Commission File Number)         (I.R.S. Employer Identification No.)
            incorporation)

        555 SEVENTEENTH STREET
              SUITE 1850
           DENVER, COLORADO                                                                     80202
    (State or other jurisdiction of                                                          (Zip Code)
            incorporation)



       Registrant's telephone number, including area code: (303) 260-5000



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On June 27, 2003, Tom Brown, Inc. ("Tom Brown") completed its acquisition of Matador Petroleum Corporation, a Texas corporation ("Matador"), for approximately $373 million in cash and assumed debt. Matador is an exploration and production company active primarily in the East Texas Basin and Permian Basin of Southeastern New Mexico and West Texas. The acquisition will increase Tom Brown's proved reserves by an estimated 269 billion cubic feet equivalent (Bcfe) to approximately 1.02 trillion cubic feet equivalent (Tcfe). Additionally, Matador holds approximately 56,000 net developed acres and 111,000 net undeveloped acres. Tom Brown has identified 200 development and 550 probable, possible and exploratory drilling opportunities on the Matador properties.

         The acquisition was consummated in accordance with the terms of an Agreement and Plan of Merger, dated as of May 13, 2003, by and among Tom Brown, Maverick Acquisition Corporation, a wholly owned subsidiary of Tom Brown, and Matador (the "Merger Agreement").

         The purchase price for Matador was determined through arm's-length negotiations between Tom Brown and Matador. Prior to the acquisition, there were no material relationships between Matador and Tom Brown, or between Matador and any of Tom Brown's affiliates, directors, officers or any associate of Tom Brown's directors or officers.

         Tom Brown has initially funded the acquisition with borrowings under a new $425 million senior unsecured bank credit facility and a $155 million bridge loan under a senior subordinated credit facility. Tom Brown entered into the $425 million senior unsecured bank credit facility with the following lenders:
JPMorgan Chase Bank; BNP Paribas; Wachovia Bank, National Association; The Bank of Nova Scotia; U.S. Bank, National Association; Wells Fargo Bank, N.A.; Comerica Bank - Texas; Bank of Scotland; UFJ Bank; Washington Mutual Bank, FA; and Bank of Oklahoma, N.A. Tom Brown entered into the $155 million bridge loan with the following lenders: JPMorgan Chase Bank; Scotia Capital; The Bank of Nova Scotia; BNP Paribas; and Wachovia Bank, National Association. Tom Brown is examining various capital markets alternatives to permanently finance the acquisition, including the issuance of equity and debt securities.

         The Merger Agreement is filed herewith as an exhibit and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         Financial statements of Matador have not been included herein but are expected to be included in an amendment to this Current Report on Form 8-K to be filed not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

         (c)      EXHIBITS.

         The following exhibits are filed with this Current Report on Form 8-K:

2.1 Merger Agreement, dated as of May 13, 2003, by and among Tom Brown, Inc., Maverick Acquisition Corporation and Matador Petroleum Corporation.


                                       2
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TOM BROWN, INC.


Date: July 11, 2003                  By: /s/ DANIEL G. BLANCHARD
                                         ---------------------------------------
                                         Daniel G. Blanchard
                                         Executive Vice President and
                                         Chief Financial Officer


                                       3
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                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
2.1            Merger Agreement, dated as of May 13, 2003, by and among Tom
               Brown, Inc., Maverick Acquisition Corporation and Matador
               Petroleum Corporation.
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